SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	August 2, 2002

LODGENET ENTERTAINMENT CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-22334	46-0371161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3900 West Innovation Street, Sioux Falls, SD	57107
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(605) 988-1000

n/a

(Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events.

On August 2, 2002, LodgeNet Entertainment Corporation (“LodgeNet”) entered into a number of agreements with Hilton Hotels Corporation (“Hilton”) relating to the mutual decision of the parties to dissolve InnMedia LLC, a joint venture co-owned by LodgeNet and Hilton, and to expand the services that LodgeNet will provide to Hilton under its existing Master Services Agreement with Hilton.

1.             Hilton LodgeNet Agreement

As a result of the mutual decision to dissolve InnMedia LLC and to terminate other certain agreements between InnMedia and each of LodgeNet and Hilton, LodgeNet and Hilton agreed to amend their existing Master Services Agreement, as discussed below.

In addition, LodgeNet agreed to pay Hilton $9,000,000 in six installments beginning on the date of the agreement, with the final payment due on or before October 31, 2007.  These payments are consideration for the regained right of LodgeNet to independently pursue and develop interactive television content throughout LodgeNet’s entire room base, a six-month extension of the Hotel Service License Agreement with certain participating Hilton hotels, and a release by LodgeNet of certain claims against InnMedia regarding unpaid fees from InnMedia.  The Hilton LodgeNet Agreement also provides for acceleration of all unpaid fees and for interest upon the occurrence of an event of default, as defined in the agreement.

2.             Amendment to Master Services Agreement

Under the original seven-year Master Services Agreement entered into between LodgeNet and Hilton on October 9, 2000, the parties agreed that LodgeNet would be the exclusive distributor in the United States and Canada of video on demand, games on demand, music on demand and certain guest services for participating Hilton owned, managed or licensed hotels.  LodgeNet pays a percentage of the usage fee revenues from these services to such hotels.

Under the Amendment to Master Services Agreement, LodgeNet agreed, in addition to those services outlined above, to provide television-based Internet access services and certain archived television services to participating Hilton hotels.  The Amendment to Master Services Agreement provides that LodgeNet shall remain the exclusive distributor of video on demand, music on demand, games on demand and archived television content to participating Hilton hotels.

LodgeNet also agreed to design and implement a new graphical user interface for all participating Hilton hotels no later than February 28, 2003 and to design and have ready no later than May 1, 2003 a Hilton-specific graphical user interface.  If LodgeNet fails to meet these milestones by more than five days, the Amendment to Master Services Agreement provides for certain increases in the allocation to participating Hilton hotels of usage fee revenues.  If LodgeNet fails to meet a milestone within 120 days of the due date, the Master Services Agreement is subject to termination under the terms of that agreement.

Item 7.  Financial Statements and Exhibits.

(c)           Exhibits.

10.1                           Hilton LodgeNet Agreement, dated as of August 2, 2002.

10.2                           Amendment to Master Services Agreement, dated August 2, 2002 (certain confidential portions of this Exhibit have been redacted and separately filed with the Securities and Exchange Commission).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LODGENET ENTERTAINMENT CORPORATION

Date: August 15, 2002	By	/s/ Gary H. Ritondaro
Gary H. Ritondaro
	Its	Chief Financial Officer

EXHIBIT INDEX

10.1             Hilton LodgeNet Agreement, dated as of August 2, 2002.

10.2             Amendment to Master Services Agreement, dated August 2, 2002.